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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):

                                 August 21, 1997

                          RUSS BERRIE AND COMPANY, INC.
             (Exact name of Registrant as specified in its charter)

                                   New Jersey
                 (State or other jurisdiction of incorporation)

        1-8681                                                   22-1815337
(Commission File No.)                                         (I.R.S. Employer
                                                             Identification No.)


                   111 Bauer Drive, Oakland, New Jersey 07436
               (Address of Principal Executive Offices) (Zip Code)

               Registrant's telephone number, including area code:
                                 (201) 337-9000


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 4 - CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

The registrant has dismissed the accounting firm of Coopers & Lybrand, LLP. of Parsippany, New Jersey and has engaged the accounting firm of Arthur Andersen, LLP of Roseland, New Jersey as their principal independent accounting firm, effective August 21, 1997.

Coopers & Lybrand, LLP. was the principal independent accounting firm during the years ended December 31, 1995 and 1996 and their report on the financial statements for the years ended December 31, 1995 and 1996 did not contain an adverse opinion or disclaimer of opinion nor was the financial statement opinion qualified or modified as to any uncertainty, as to audit scope or as to accounting principles.

There have been no disagreements on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure with the accounting firm of Coopers & Lybrand, LLP. for the years ended December 31, 1995 and 1996 or any subsequent interim period, which disagreement would have caused it to make reference to the subject matter of the disagreement in connection with its report.

Management has not consulted with Arthur Andersen, LLP on any accounting, auditing or reporting matter during the years ended December 31, 1995 and 1996 or any subsequent interim period.

The decision to change independent accounting firms was recommended by the Audit Committee of the registrant's Board of Directors.
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ITEM 7 - (e) EXHIBITS

16.1     Letter re change in certifying accountant.


SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   August 25, 1997



                                        Russ Berrie and Company, Inc.

                                        By: /s/ A. Curts Cooke
                                           -------------------------------------
                                                A. Curts Cooke
                                                President and
                                                Chief Operating Officer